Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 18, 2016 with respect to the consolidated financial statements included in the Annual Report of Collegium Pharmaceutical, Inc. on Form 10-K for the years end December 31, 2015 and December 31, 2014, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ Grant Thornton LLP

Boston, Massachusetts

June 15, 2017